Exhibit 10.4

AGREEMENT

THIS AGREEMENT made the 4th day of September, 2008.

B E T W E E N:

PATHEON INC.,
a corporation existing under the laws of Canada,

(hereinafter called the “Company”)

- and -

JLL PATHEON HOLDINGS, LLC,
a limited liability company existing under the laws of the
State of Delaware,

(hereinafter called the “Shareholder”).

WHEREAS, on April 27, 2007, the Company issued and sold, and the Shareholder subscribed for, 150,000 Class I preferred shares, Series C of the Company (the “Convertible Preferred Shares”) and 150,000 Class I preferred shares, Series D of the Company (together with the Convertible Preferred Shares, the “Preferred Shares”);

AND WHEREAS, upon closing of the issue and sale of the Preferred Shares, the Company and the Shareholder entered into an Investor Agreement dated April 27, 2007 (the “Investor Agreement”);

AND WHEREAS the Shareholder has agreed to waive the application of certain provisions attaching to the Convertible Preferred Shares in consideration for which the Company has agreed to issue certain Restricted Voting Shares (as defined below) to the Shareholder and to provide a limited waiver of the standstill provisions contained in the Investor Agreement, in each case on the terms and subject to the conditions contained in this Agreement;

AND WHEREAS the transactions contemplated hereby have been reviewed by a special committee of the board of directors of the Company (the “Special Committee”);

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereto hereby covenant and agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

Where used in this Agreement, unless there is something in the context or the subject matter inconsistent therewith, the following terms shall have the following meanings, respectively:

“affiliate” has the meaning given to that term in NI 45-106;

“business day” means any day other than a Saturday or Sunday or statutory holiday in Toronto or New York;

“Closing” means the closing contemplated by this Agreement in accordance with the provisions of this Agreement;

“Closing Date” means the second business day after all of the conditions in Section 6.1 and 6.2 are satisfied or such later date as the Company and the Shareholder may agree upon;

“Closing Time” means 10:00 a.m. (Toronto time) on the Closing Date, or such other time as the Company and Shareholder may agree upon;

“Consideration Shares” has the meaning set out in Section 2.2;

“Convertible Preferred Shares” has the meaning set out in the first recital to this Agreement;

“Investor Agreement” has the meaning set out in the second recital to this Agreement;

“Mandatory Redemption Provision” has the meaning set out in Section 2.1;

“Maturity Date” has the meaning set out in section 1.1 of schedule A to the articles of amendment dated April 26, 2007 of the Company;

“NI 45-106” means National Instrument 45-106 of the Canadian Securities Administrators;

“person” includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, corporation, unincorporated association or organization, governmental authority, syndicate or other entity, whether or not having legal status;

“Restricted Voting Shares” means the restricted voting shares in the capital of the Company;

“Transfer” means any sale, exchange, transfer, assignment, gift, pledge, encumbrance, hypothecation, alienation, grant of a security interest or other transaction, whether voluntary, involuntary or by operation of law, by which the legal or beneficial ownership of, or any security or other interest in, such security passes from one person to another person or to the same person in a different capacity, whether or not for value, including to an affiliate of the Shareholder;

“TSX” means the Toronto Stock Exchange; and

“Waiver Amendment” has the meaning set out in Section 2.4.

1.2	Construction

In this Agreement, unless otherwise expressly stated or the context otherwise requires:

(a)	the division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

(b)	the terms, “this Agreement”, “herein”, “hereby”, “hereof” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto;

(c)	references to Articles, Sections and Schedules are to the specified Articles, Sections of or Schedules to this Agreement;

(d)	words importing the singular include the plural and vice versa and words importing any gender shall include the masculine, feminine and neutral genders; and

(e)	the words “includes” and “including”, when following any general term or statement, are not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement,

ARTICLE 2

MANDATORY REDEMPTION WAIVER

2.1	Mandatory Redemption Waiver

Subject to the satisfaction or waiver of the conditions to closing set forth in Section 6.1 and 6.2, effective as of and from the Closing, (i) the Shareholder agrees that, notwithstanding section 7.1(b) of schedule A to the certificate and articles of amendment of the Company dated April 26, 2007 and Schedule A of the Purchase Agreement dated as of March 1, 2007, , as amended, between the Shareholder and the Company (the “Mandatory Redemption Provision”), the Company shall not be required to redeem the Shareholder's Convertible Preferred Shares on the Maturity Date, and hereby irrevocably waives all of its rights pursuant to the Mandatory Redemption Provision and (ii) the Shareholder agrees that it will not assert in any manner any claim against the Company or otherwise that it is entitled to have its Convertible Preferred Shares redeemed under the Mandatory Redemption Provision; provided that such waiver is without prejudice to any right of redemption or other right the Shareholder may have under any other provision of the Preferred Shares.

2.2	Issuance of Restricted Voting Shares

As consideration for the waiver contained in Section 2.1, the Company shall issue and deliver to the Shareholder at Closing 400,000 Restricted Voting Shares (the “Consideration Shares”).

2.3	Withholding Rights

The Company shall be entitled to deduct and withhold from any consideration payable to the Shareholder hereunder such amounts as the Company determines, acting reasonably, upon the advice of the Company's outside counsel, are required to be deducted and withheld with respect to such payment under the Income Tax Act (Canada) (the “Tax Act”) or any applicable provision of federal, provincial, territorial, or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Shareholder, provided that such withheld amounts are actually remitted to the appropriate taxing authority, including any amount that the Company is entitled to deduct and withhold for purposes of section 116 of the Tax Act. To the extent that the Company at any time determines that withholding is required in connection with any of the transactions contemplated by this Agreement, the Company shall confer with the Shareholder regarding the need for such withholding and will reasonably cooperate with the Shareholder in an effort to mitigate any such withholding requirements. The Shareholder hereby agrees to indemnify and hold harmless the Company in respect of any withholding taxes that the Company becomes liable to pay (including but not limited to any liability for taxes arising under or pursuant to sections 116, 215 or 227 of the Tax Act) as a result of the transactions contemplated herein, including the issuance of the Consideration Shares to the Shareholder, together with any interest assessed against the Company in respect of such indemnified taxes that accrues from and after the date that the Shareholder receives notice of the assessment of any such taxes. For the avoidance of doubt, the Company shall not be entitled to indemnification from the Shareholder under this Section 2.3 with respect to penalties or interest, except as expressly set forth above.

2.4	Shareholder Approval

The Company may, at its option, propose, at any future meeting or meetings of shareholders of the Company, the amendment of the articles of the Company to delete the Mandatory Redemption Provision and to make such other incidental amendments as may be necessary or desirable to give full effect to such deletion (the “Waiver Amendment”). If the Company does so propose the Waiver Amendment, subject to the satisfaction or waiver of the conditions to closing set forth in Section 6.1 and 6.2, effective as of and from the Closing, the Shareholder shall, and shall cause its affiliates to, support such proposal and vote all shares of the Company held by it or them, as the case may be, in favour of any shareholder approval of the Waiver Amendment.

2.5	Transfers

The Shareholder shall not Transfer any of its Convertible Preferred Shares to any person (a “Transferee”) at any time prior to the time when the Waiver Amendment is effective, unless this Agreement has been terminated or the Transferee first enters into an agreement with the Company, in form and substance satisfactory to the Company, acting reasonably, providing that the Transferee agrees to be bound by Sections 2.1, 2.3 and 2.5, and this Section 2.4 as if the Transferee were the Shareholder; provided, in either case, that any such Transfer shall comply with all transfer restrictions contained in the articles of the Corporation that are applicable to such Transfer.

2.6	Share Exchange

Subject to the satisfaction or waiver of the conditions to closing set forth in Section 6.1 and 6.2, effective as of and from the Closing, if a Waiver Amendment has not become effective prior to the Maturity Date, the Company may, at its option, require the Shareholder to surrender and exchange, prior to the Maturity Date, all of the Convertible Preferred Shares held by it for shares of another series of Class I preferred shares of the Company having an aggregate liquidation preference equal to the aggregate liquidation preference of the Convertible Preferred Shares surrendered for exchange and having the same terms as such Convertible Preferred Shares except for the deletion of the Mandatory Redemption Provision. The Company may exercise its option to require such exchange prior to the Maturity Date by written notice to the Shareholder at least 10 days prior to the Maturity Date.

ARTICLE 3

STANDSTILL WAIVER

3.1	Standstill Waiver

The Company hereby irrevocably waives section 3.1(a) of the Investor Agreement to the extent required to permit the Shareholder to acquire through the facilities of the TSX up to 1,256,929 Restricted Voting Shares during the period from the Closing Date to the first anniversary of the Closing Date. All other provisions of article 3 of the Investor Agreement shall remain in full force and effect.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Shareholder as follows, and acknowledges that the Shareholder is relying upon these representations and warranties in connection with the entering into of this Agreement:

4.1	Organization

The Company is a corporation validly existing under the Canada Business Corporations Act.

4.2	Authority and Non-Conflict

The Company has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by the board of directors of the Company and no other proceedings on the part of the Company are necessary to authorize this Agreement and the performance by the Company of its obligations hereunder. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable by the Shareholder against the Company in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder do not violate, conflict with or result in a breach, in any material respect, of any provision of (a) its articles or the articles or other constating documents of the Company or (b) any law, regulation, order, judgment or decree to which it is subject or by which it is bound.

4.3	Consideration Shares

The Consideration Shares, when issued by the Company in accordance with the terms hereof, will be duly authorized, validly issued fully paid and non-assessable Restricted Voting Shares.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

The Shareholder represents and warrants to the Company as follows, and acknowledges that the Company is relying upon these representations and warranties in connection with the entering into of this Agreement:

5.1	Organization

The Shareholder is validly existing under the laws of its jurisdiction of the State of Delaware.

5.2	Authority and Non-Conflict

The Shareholder has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Shareholder and the performance by it of its obligations hereunder have been duly authorized by its board of directors and no other corporate proceedings on its part are necessary to authorize this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation of the Shareholder, enforceable by the Company against the Shareholder in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought. The execution and delivery by the Shareholder of this Agreement and the performance by it of its obligations hereunder do not violate, conflict with or result in a breach of any provision of (a) certificate of incorporation or by-laws or other applicable constating documents of the Shareholder or (b) any law, regulation, order, judgment or decree to which it is subject or by which the Shareholder is bound.

5.3	Securities Law Matters

(a) The Shareholder has had access to such financial and other information, if any, concerning the Company as it has considered necessary in connection with its investment decision to acquire the Consideration Shares;

(b) The Shareholder has not purchased the Consideration Shares as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television or other form of electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(c) No prospectus or offering memorandum (within the meaning of Ontario Securities Laws) has been delivered to or summarized for or seen by the Shareholder in connection with the purchase and sale of the Consideration Shares and the Shareholder is not aware of any prospectus or offering memorandum having been prepared by the Company;

(d) The Shareholder acknowledges it is solely responsible for obtaining such tax, investment, legal and other professional advice, if any, as it considers appropriate in connection with the execution, delivery and performance by it of this Agreement and the transactions contemplated hereunder (including the resale and transfer restrictions applicable to the Consideration Shares and Common Shares referred to herein);

(e) The Shareholder understands that a prospectus has not and will not be filed under Ontario Securities Laws to qualify the distribution of the Consideration Shares, and that the Consideration Shares and Common Shares to be issued upon the exercise or deemed exercise of the Consideration Shares have not been and will not be registered under the 1933 Act or any applicable state securities laws;

(f) The Shareholder is an “accredited investor” as defined in Rule 501 of Regulation D under the 1933 Act).

(g) the Shareholder agrees that if it decides to offer, sell or otherwise transfer any of the Consideration Shares, such securities may be offered, sold or otherwise transferred only (1) to the Company, (2) outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act, (3) inside the United States pursuant to an exemption from registration under the 1933 Act or (4) under an effective registration statement under the 1933 Act, and in each case in accordance with any applicable state securities laws in the United States or securities laws of any other applicable jurisdiction; provided that, if the Consideration Shares are being sold under (2) above, the legend set out in Schedule A may be removed by providing a declaration to the Computershare Trust Company of Canada to the effect set forth in Schedule B, or in such other form Computershare Trust Company of Canada may from time to time prescribe; provided, further, that if any such Consideration Shares are being sold under (3) above, the legend may be removed by delivery to Computershare Trust Company of Canada of an opinion of counsel of recognized standing reasonably satisfactory to the Company to the effect that such legend is no longer required under applicable requirements of the 1933 Act or state securities laws;

(h) The Shareholder understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the 1933 Act or applicable state securities laws, certificates representing the Consideration Shares, and all certificates issued in exchange therefor or in substitution thereof, will bear a legend to the effect of the resale restrictions set forth in Schedule A;

(i) The Consideration Shares are being acquired for the Shareholder's own account not with a view to resale or distribution in violation of the 1933 Act;

(j) The Shareholder is acquiring the Consideration Shares as principal and is an “accredited investor” for the purposes of NI 45-106; and

(k) The Shareholder understands and acknowledges:

(a)	that prior to the four month anniversary of the date of issuance of the Consideration Shares, the Consideration Shares are subject to statutory “hold periods” during which they may not be resold, except pursuant to a prospectus or further statutory exemption from the applicable prospectus and registration requirements under the Ontario Securities Laws, or unless an appropriate discretionary order is obtained pursuant to applicable Ontario Securities Laws; and

(b)	that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of Ontario Securities Laws, certificates representing the Consideration Shares, and all certificates issued in exchange therefor or in substitution thereof, will bear a legend to the effect of the resale restrictions set forth in Schedule A.

ARTICLE 6

CONDITIONS OF CLOSING

6.1	Conditions of Closing in Favour of the Company

The completion of the transactions contemplated by this Agreement is subject to the following terms and conditions for the exclusive benefit of the Company, to be fulfilled or performed at or prior to the Closing Time:

(a)	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court or other tribunal or governmental entity that prohibits the consummation of the transactions contemplated hereby, and shall continue to be in effect.

(b)	Representations and Warranties. The representations and warranties of the Shareholder contained in this Agreement shall be true and correct in all material respects at the Closing Time, with the same force and effect as if such representations and warranties were made at and as of such time and a certificate of a senior officer of the Shareholder, dated the Closing Date to that effect shall have been delivered to the Shareholder, such certificate to be in form and substance satisfactory to the Company, acting reasonably.

(c)	Covenants. The Shareholder shall have complied, in all material respects, with all of its covenants and agreements set forth in this Agreement.

(d)	No Violation of Material Agreements. The execution and delivery by the Company and the Shareholder of this Agreement, the performance by the Company and the Shareholder of their respective obligations hereunder and the implementation of the Waiver Amendment shall have been determined by the Company, acting reasonably, not to violate, conflict with or result in a breach of any agreement or indenture material to the Company and its subsidiaries, taken as a whole.

(e)	TSX Approval. The TSX shall have accepted notice of the issuance of the Consideration Shares and conditionally approved the listing of the Consideration Shares subject only to customary post-closing conditions, it being understood and agreed that the Company shall use its reasonable best efforts to obtain conditional approval as soon as practicable after the date hereof.

Any condition contained in this Section 6.1 may be waived in whole or in part by the Company without prejudice to any claims it may have for breach of covenant, representation or warranty.

6.2	Conditions of Closing in Favour of the Shareholder

The completion of the transactions contemplated by this Agreement is subject to the following terms and conditions for the exclusive benefit of the Shareholder, to be fulfilled or performed at or prior to the Closing Time:

(f)	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court or other tribunal or governmental entity that prohibits the consummation of the transactions contemplated hereby, and shall continue to be in effect.

(g)	Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at the Closing Time, with the same force and effect as if such representations and warranties were made at and as of such time and a certificate of a senior officer of the Company, dated the Closing Date to that effect shall have been delivered to the Purchaser, such certificate to be in form and substance satisfactory to the Shareholder, acting reasonably.

(h)	Covenants. The Company shall have complied, in all material respects, with all of its covenants and agreements set forth in this Agreement.

(i)	No Violation of Material Agreements. The execution and delivery by the Company and the Shareholder of this Agreement, the performance by the Company and the Shareholder of their respective obligations hereunder and the implementation of the Waiver Amendment shall have been determined by the Shareholder, acting reasonably, not to violate, conflict with or result in a breach of any agreement or indenture material to the Company and its subsidiaries, taken as a whole.

(j)	TSX Approval. The TSX shall have accepted notice of the issuance of the Consideration Shares and conditionally approved the listing of the Consideration Shares subject only to customary post-closing conditions.

Any condition contained in this Section 6.2 may be waived in whole or in part by the Shareholder without prejudice to any claims it may have for breach of covenant, representation or warranty.

ARTICLE 7

TERMINATION

7.1	Termination

This Agreement may be terminated at any time prior to the Closing:

(k)	by mutual written consent of the Company and the Shareholder;

(l)	by either the Company or the Shareholder, If the transactions contemplated by this Agreement have not been consummated by October 31, 2008;

(m)	by the Company upon a breach of any representation, warranty, covenant or agreement on the part of the Shareholder set forth in this Agreement such that the conditions set forth in Section 6.1(b) or Section 6.1(c), respectively, would not be satisfied as of the time of such breach and in any such case such breach shall be incapable of being cured or shall not have been cured in all material respects within thirty (30) days after written notice thereof shall have been received by the Shareholder; and

(n)	by the Shareholder upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement such that the conditions set forth in Section 6.2(b) or Section 6.2(c), respectively, would not be satisfied as of the time of such breach and in any such case such breach shall be incapable of being cured or shall not have been cured in all material respects within thirty (30) days after written notice thereof shall have been received by the Company.

ARTICLE 8

CLOSING ARRANGEMENTS

8.1	Place of Closing

The Closing shall take place at the Closing Time at the offices of Davies Ward Phillips & Vineberg LLP, 1 First Canadian Place, 44th Floor, Toronto, Ontario, Canada, M5X 1B1, or at such other place as may be mutually agreed upon by the Company and the Shareholder.

8.2	Issuance of Consideration Shares

At the Closing Time, upon fulfillment of all of the conditions set out in Article 6 which have not been waived by the Company or the Shareholder, the Company shall issue and deliver to the Shareholder the Consideration Shares.

8.3	Convertible Preferred Share Legend

At the Closing Time, the Shareholder shall surrender to the Company the original share certificate representing the Convertible Preferred Shares, and the Company shall deliver to the Shareholder a replacement certificate representing such Convertible Preferred Shares bearing the following legend:

“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF AN AGREEMENT ENTERED INTO BETWEEN PATHEON INC. AND THE HOLDER, WHICH AGREEMENT CONTAINS RESTRICTIONS ON THE RIGHT TO TRANSFER, PLEDGE OR OTHERWISE DEAL WITH SUCH SECURITIES. NOTICE OF SUCH RESTRICTIONS AND THE OTHER PROVISIONS OF SUCH AGREEMENT IS HEREBY GIVEN.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT.”

ARTICLE 9

GENERAL PROVISIONS

9.1	Notices

Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement by a party shall be in writing and may be given by delivering same or sending same by facsimile transmission or by delivery addressed to the party to which the notice is to be given at its address for service herein. Any notice, consent, waiver, direction or other communication aforesaid shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a business day or, if not, on the next succeeding business day) and if sent by facsimile transmission, be deemed to have been given and received at the time of receipt (if a business day or, if not, on the next succeeding business day) unless actually received after 4:00 p.m. (Toronto time) at the point of delivery, in which case it shall be deemed to have been given and received on the next business day.

The address for service for each of the parties hereto shall be as follows:

If to the Company:

Patheon Inc.
7070 Mississauga Road
Suite 350
Mississauga, ON L5N 7J8

Fax:	905-812-6705
Attention:	Chief Executive Officer
General Counsel, North America and Corporate Secretary

With a copy (which shall not constitute notice) to:

Davies Ward Phillips & Vineberg LLP
44th Floor, 1 First Canadian Place
Toronto, ON M5X 1B1

Fax:	416-863-0871
Attention:	William N. Gula

If to the Shareholder:

c/o JLL Partners, Inc. 450 Lexington Avenue Suite 3350 New York, NY 10017

Fax:	212-286-8626
Attention:	Ramsey Frank

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP One Rodney Square Wilmington, DE 19801 Fax: (302) 651-3001
Attention:	Robert B. Pincus

Steven J. Daniels

A party may change its address for service from time to time by giving notice to the other party in accordance with this Section 9.1.

9.2	Severability

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify the Agreement to preserve each party's anticipated benefits under this Agreement.

9.3	Amendment

This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

9.4	Entire Agreement, Assignment and Governing Law

(a)	This Agreement constitutes the entire agreement and supersede all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

(b)	This Agreement: (i) shall not be assigned by operation of law or otherwise; and (ii) shall be governed in all respects, including validity, interpretation and effect, by the laws of the Province of Ontario and the laws of Canada applicable therein, without giving effect to the principles of conflict of laws thereof. Each party hereto irrevocably attorns to the non-exclusive jurisdiction of the courts of such province.

9.5	Construction

The parties hereto acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement and that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party, including the rule or doctrine of contra proferentum, shall not be applicable in the interpretation of this Agreement.

9.6	Effect of Certain Breaches

In the event that, at any time after the date hereof (whether before or after the Closing Date), the execution and delivery by the Company and the Shareholder of this Agreement, the performance by the Company and the Shareholder of their respective obligations hereunder and the implementation of the Waiver Amendment shall have been mutually determined by the Company and the Shareholder, acting reasonably, to violate, conflict with or result in a breach of any agreement or indenture material to the Company and its subsidiaries, taken as a whole, this Agreement and the transactions contemplated hereby shall be void ab initio and shall be unwound by the Company and the Shareholder, acting reasonably.

9.7	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce more than one counterpart.

IN WITNESS WHEREOF, the parties have executed this Agreement.

PATHEON INC.

By:	(signed) Wesley P. Wheeler
Name: Wesley P. Wheeler
Title: Chief Executive Officer

JLL PATHEON HOLDINGS, LLC

By:	(signed) Ramsey Frank
Name: Ramsey Frank
Title: Managing Director

SCHEDULE A

LEGEND

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [    ], 2008 [4 months and 1 day after the date of issue].

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT.”

SCHEDULE B

CERTIFICATE FOR LEGEND REMOVAL

TO:	Computershare Trust Company of Canada
as registrar and transfer agent for Restricted Voting Shares of Patheon Inc.

The undersigned:

•

acknowledges that the sale of the securities of Patheon Inc. to which this declaration relates is being made in reliance on Rule 904 of Regulation S (“Regulation S”) under the United States U.S. Securities Act of 1933, as amended (the “1933 Act”), and

•	certifies that:

1.	it is not an affiliate of Patheon Inc. (as defined in Rule 405 under the 1933 Act);

2.	the offer of the securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (B) the transaction was executed on or through the facilities of the Toronto Stock Exchange or any other designated offshore securities market, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; and

3.	neither the seller nor any affiliate of the seller nor any person acting on any of their behalves has engaged or will engage in any “directed selling efforts” (as such term is defined in Regulation S) in the United States in connection with the offer and sale of the securities.

Unless otherwise indicated, terms used in this declaration have the meanings given to them in Regulation S.

Dated:	By:
Name:
Title: